SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       December 30, 2003

UBIQUITEL INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30761	23-3017909
(State or Other Jurisdiction of Incorporation	(Commission File No.)	(IRS Employer Identification No.)

ONE WEST ELM STREET, SUITE 400, CONSHOHOCKEN, PENNSYLVANIA		19428
(Address of principal executive office)		(Zip code)

Registrant’s telephone number, including area code: (610) 832-3311

Not Applicable

(Former Names or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

UbiquiTel Inc. (“UbiquiTel”) is furnishing under Item 9 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report.  Exhibit 99.1 is a press release dated December 30, 2003 announcing that UbiquiTel updated financial and operating guidance for the fourth quarter 2003 and UbiquiTel will participate in the fourteenth annual Smith Barney Citigroup Entertainment, Media and Telecommunications conference to be held in Phoenix, Arizona from January 4 to January 7, 2004.

The information in this Current Report on Form 8-K under Item 9 is “furnished” pursuant to Regulation FD and shall not be deemed to be “filed.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITEL INC.

Date: December 30, 2003	By:	/s/ James J. Volk
James J. Volk
Chief Financial Officer

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